                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144

                              PROSPECTUS SUPPLEMENT
                                       to
           Prospectus dated February 19, 2002 and supplemented by the
        Prospectus Supplements, dated March 13, 2002 and April 22, 2002.
                                       of
                                  FINDWHAT.COM

     Michael Faith ("Mr. Faith") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

-        1,500 shares at $4.28 per share on April 17, 2002;
-        1,500 shares at $4.20 per share on April 18, 2002; and
-        2,300 shares at $4.55 per share on April 22, 2002.

This sale was effected by Charles Schwab & Co., Inc., as agent, at a total commission charge of $141. Immediately following this sale, Mr. Faith beneficially owned 55,200 shares of our common stock.

     On April 24, 2002, the closing price per share of our common stock on the Nasdaq SmallCap Market was $5.55.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is April 25, 2002.